Exhibit 99.01
FOR IMMEDIATE RELEASE

Glu Declares Tender Offer to Acquire Superscape Unconditional in All Respects

SAN MATEO, Calif., March 7, 2008 – Glu Mobile Inc. (“Glu”) (NASDAQ: GLUU) today announced that as of 3:00 p.m. GMT on March 6, 2008 it had received valid acceptances representing approximately 81% of the issued share capital of Superscape Group plc (“Superscape”) through its tender offer (the “Offer”). Accordingly, as of 8:00 a.m. GMT on March 7, 2008, Glu declared the Offer unconditional in all respects and will now proceed to consummate the purchase of this ownership interest in Superscape and to apply to the UK Listing Authority for the delisting of Superscape shares. The transaction values Superscape at approximately $36 million, or $25 million when accounting for the $11 million of cash and equivalents held on Superscape’s balance sheet as of October 31, 2007.

Greg Ballard, president and chief executive officer of Glu, commented, “We’re delighted to have declared the tender offer unconditional and to have formally joined forces with Superscape and its talented management and employees. Indeed, Superscape’s numerous positive and unique attributes will complement and bolster Glu’s already strong market position in the mobile games market. We’re excited to move forward.”

Glu’s objective is to reach 100% acceptance of the Offer. As indicated above, Glu currently has approximately 81% of the issued share capital of Superscape. Glu expects that percentage to increase over the next few weeks, either through continued acceptances of the offer or through open market purchases. The Offer will remain open for acceptances until 3:00 p.m. GMT on March 21, 2008. Glu will continue with open market purchases up to and until the application to delist the Superscape shares is approved, which is currently expected on April 8, 2008. If and when Glu reaches 90% of the issued share capital of Superscape, it intends to acquire compulsorily all remaining Superscape shares on the same terms as the Offer.

Superscape’s contribution to Glu’s consolidated results will depend, in part, on both the timing and extent of further acceptances and timing and extent of open market purchases. Accordingly, Glu will provide guidance regarding the impact of the acquisition following market close on March 24, 2008, the business day following the conclusion of the acceptance period.

Transaction Details
On January 25, 2008, Glu made a recommended cash offer of 10 pence per share for Superscape’s issued share capital. The offer is being conducted under the terms of the U.K. City Code on Takeovers and Mergers (the “Code”). The purchase of Superscape shares in the Offer will be funded out of Glu’s existing cash resources. At the time it commenced the Offer, Glu had received irrevocable undertakings and a letter of intent from Superscape shareholders representing, in aggregate, approximately 34% of Superscape’s issued share capital. All of these shareholders have now tendered their acceptance of the Offer.

Consistent with the Code, the Offer will remain open for acceptance until 3:00 p.m. GMT on March 21, 2008, which is 14 calendar days following the date of this announcement. Immediate application will be made to the UK Listing Authority for the cancellation of listing of the Superscape shares on the Official List and to the London Stock Exchange for cancellation of admission to trading of the Superscape shares on its market for listed securities, in each case to take effect on April 8, 2008, which is 20 business days following the date of this announcement. Glu also intends to apply for the re-registration of Superscape as a private limited company under the relevant provisions of the Companies Act 2006.

Glu intends, as soon as practicable once sufficient acceptances have been received, to apply the provisions of sections 979 to 991 (inclusive) of the Companies Act 2006 to acquire compulsorily all remaining Superscape Shares on the same terms as the Offer.

About Glu
Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Hong Kong, China, Sao Paulo and Chile. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

About Superscape
Superscape is the world’s leading publisher of 3D mobile games. Superscape is quoted on the London Stock Exchange and has corporate offices in San Clemente, California (USA) and Fleet, Hampshire (UK), together with a development and production facility in Moscow.

This news release contains certain forward-looking statements with respect to the plans, objectives and expected performance of Superscape and Glu. Such statements relate to events and depend on circumstances that will occur in the future and are subject to risks, uncertainties and assumptions. There are a number of factors which could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements including, among others, the risk that the offer is not consummated in a timely manner (if at all); the risk that Glu does not ultimately obtain 100% ownership of Superscape; the risk that the anticipated benefits of the combination of the Glu and Superscape businesses will not materialize; the enactment of legislation or regulation that may impose costs or restrict activities; the re-negotiation of contracts or licenses; risks regarding the loss of key wireless carrier customers or subscribers; risks relating to the integration of the businesses of Glu and Superscape including that such integration efforts may result in unforeseen operating difficulties and expenditures; risks related to the diversion of management’s attention from ongoing business operations as a result of the offer process; risks relating to employee retention; fluctuations in demand and pricing in the mobile industry; fluctuations in exchange controls; changes in government policy and taxations; industrial disputes; war and terrorism. This list is not exhaustive of the factors that may affect the forward-looking information. These and other factors should be considered carefully and undue reliance should not be placed on such forward-looking information. Although this announcement has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ materially from those anticipated, estimated or intended and therefore there can be no assurance that forward-looking statements will prove accurate. Forward-looking statements contained in this news release in respect of Superscape and/or Glu are made as of the date of this news release based on the opinions and estimates of management. Subject to requirements to update under any applicable regulation or law, Superscape and Glu disclaim any obligation to update any forward-looking statements, whether as a result of new information, estimates or opinions, future events, results or otherwise. Information on some risks and uncertainties are described in the “Risk Factors” section of Glu’s Form 10-Q for the quarter ended September 30, 2007, filed with the U.S. Securities and Exchange Commission on November 14, 2007. Copies of the Form 10-Q are available from Glu’s web page at www.glu.com.

For a further list and description of such risks and uncertainties, see the reports filed by Glu with the U.S. Securities and Exchange Commission. Glu disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This news release does not constitute, or form part of, an offer or solicitation of any offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the offer or otherwise. The offer will be made solely by means of the formal offer document and the related form of acceptance accompanying the formal offer document, which contains the full terms and conditions of the offer, including details of how the offer may be accepted. Any acceptance or other response to the offer should be made on the basis of the information in the formal offer document and the related form of acceptance.

The availability of the offer to Superscape shareholders who are not resident in the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the U.K. should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. Further details in relation to overseas shareholders are contained in the formal offer document.

Glu has filed a Form 8-K with the United States Securities and Exchange Commission (the “SEC”) containing the Announcement of Recommended Cash Offer and other relevant materials related to the proposed acquisition of Superscape by Glu. The Form 8-K and any other documents filed by Glu with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by Glu with the SEC by contacting Nicole Kennedy, Glu’s Senior Director of Global Public Relations, at (650) 532-2488. Investors and security holders of Superscape are urged to read the Announcement for Recommended Cash Offer and the other relevant materials before making any voting or investment decision with respect to the offer because they contain important information about Glu, Superscape and the offer.

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GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the ‘g’ character logo are trademarks of Glu Mobile.

CONTACT:
Glu Mobile
Nicole Kennedy, 650-532-2488 (Media)
nicole.kennedy@glu.com

or

The Blueshirt Group
Todd Friedman, 415-217-7722 (Investor Relations)
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722 (Investor Relations)
stacie@blueshirtgroup.com